UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 5, 2024
___________________________________________________________________

COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy, Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2024, the board of directors (the “Board”) of Covenant Logistics Group, Inc., a Nevada corporation (the “Company”) promoted Matisse Long to Chief Accounting Officer. The Board also designated Mr. Long as the Company’s principal accounting officer. James S. Grant, the Company’s Executive Vice President and Chief Financial Officer will continue to serve as principal financial officer but will no longer serve as principal accounting officer.

The following is biographical information for Mr. Long:

Matisse Long, 48, was named Company’s Chief Accounting officer on January 5, 2024. Mr. Long previously served as the Company’s Corporate Controller since June 2021. Mr. Long was a co-founder and director of Advisory Information Technology, LLC (“AdIT”), a division of Mauldin & Jenkins, LLC. At AdIT, Mr. Long oversaw many of the division’s advisory, accounting, and informational technology responsibilities. Mr. Long is a Certified Public Accountant with over 23 years of experience in private and public accounting, with extensive experience in transportation. Mr. Long was previously the practice leader of Windham Brannon, PC’s advisory services practice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: January 11, 2024	By:	/s/ James S. Grant
James S. Grant
Executive Vice President and Chief Financial Officer